SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2011

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Drive, Batavia, Ohio		45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2011, Multi-Color Corporation (MCC) and four MCC employees who were formerly employed by the John Henry Company, as defendants, entered into a Confidential Settlement Agreement and Mutual General Release with the John Henry Company and Multi Packaging Solutions, as plaintiffs. The settlement relates to the complaint for damages and injunctive relief filed by plaintiffs in the Superior Court for Napa County, California on February 26, 2010. The complaint included allegations of improper taking and use of certain confidential and proprietary information by the employee defendants, which were denied by MCC and the employee defendants.

The Agreement provides that upon MCC’s payment of $2.8 million to the John Henry Company, plaintiffs will file a request for dismissal of the complaint and a mutual release of all claims and potential claims arising out of the complaint will become effective and the related injunction will be deemed dissolved.

A copy of MCC’s press release announcing the entry into the Confidential Settlement Agreement is attached as an exhibit to this report. The Confidential Settlement Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2011.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Sharon E. Birkett
Name:	Sharon E. Birkett
Title:	Vice President – Finance and Chief Financial and Accounting Officer

Date:	April 8, 2011

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated April 6, 2011.